Edmonton

LP UNIT BUY-BACK OPTION AGREEMENT

between

PrestProp FIC GP A Inc., the general partner for the
Limited Partnership PrestProp FIC LP A
Whose place of business is Canmore, Alberta
(Hereinafter referred to as "**PPA**")

and

FIC Investments USA Corp.
Whose place of business is Vancouver, British Columbia
(Hereinafter referred to as "**FIC US**")

WHEREAS in October 2005 PPA purchased a 101 suite 5 building commercial complex near NAIT in Edmonton AB located at various addresses along 105 and 106 Street ("the **Properties**"),

AND WHEREAS FIC US is desirous of selling its 275 LP investment units and divesting of its interest in PPA,

AND WHEREAS FIC US advanced PPA on or about October 1 2005 (the "**Advance Effective Date**") $275,000.00 (two hundred seventy-five thousand dollars) the receipt of which is hereby acknowledged (the "**Advance**"),

AND WHEREAS PPA paid FIC US on or about January 1, 2006 (the "**Return Effective Date**") $11,000 (eleven thousand dollars) the receipt of which is hereby acknowledged (the "**Return**"),

NOW THEREFORE the parties agree as follows:

1. PPA grants to FIC US an option to convert its equity investment in PrestProp FIC LP A on or before May 10, 2006 (the "**Option**") into interim financing.

2. In the event FIC US exercises the Option,

   a. PPA shall account the Advance minus the Return as interim financing, which shall accrue interest in the amount of 1% (one percent) per month effective the Return Effective Date and accruing monthly commencing the Return Effective Date.

   b. on or before June 30 2006, (the "**Refund Date**"), PPA will repay FIC US the Advance minus the Return complete with accrued interest due and payable as at the Refund Date, and

- Exercised
23-Apr-2006
- See Next Page

c. Upon receipt of the Advance, Return and accrued interest, FIC US and PPA will forever finally, fully and absolutely release one onto the other from any and all actions, claims, demands, causes of action, complaints and demands of any nature arising out of or in any way relating to the Option or the Properties.

3. In the event FIC US does not exercise the Option, it will remain an equity investor as per the previously signed partnership agreement, a copy of which is hereby attached.

4. In the event PPA does not refund the Advance on the Refund Date, the Advance shall continue to accrue interest as outlined in Clause 2, and PPA consents to FIC US securing the Advance by filing and sustaining a General Security Agreement (the "GSA") against PPA and the Properties until such time as the Advance and accrued interest is paid in full.

5. This agreement represents the entire agreement between the parties, and shall be binding upon each party's respective successors, assigns, agents and of FIC US.

Accepted and agreed this 23 date of April, 2006

For:
PrestProp FIC GP A Inc.

[signature]

Name: Thomas Beyer, President, PPA

FIC Investments USA Corp.

[signature]

Name: EARLE PASQUILL

The Option is hereby exercised.

FIC Investments USA Corp.

[signature]

Name: EARLE PASQUILL

Date: APRIL 28, 2006